Exhibit 10.1

Execution Version

REGISTRATION RIGHTS, LOCK-UP AND BUY-BACK AGREEMENT

BETWEEN

PENN VIRGINIA CORPORATION

AND

MAGNUM HUNTER RESOURCES CORPORATION

i

REGISTRATION RIGHTS, LOCK-UP AND BUY-BACK AGREEMENT

This REGISTRATION RIGHTS, LOCK-UP AND BUY-BACK AGREEMENT (this “Agreement”) is made and entered into as of April 24, 2013 between Penn Virginia Corporation, a Virginia corporation (the “Company”) and Magnum Hunter Resources Corporation, a Delaware corporation (the “Investor”).

WHEREAS, this Agreement is made in connection with the issuance and sale of the Shares (as defined herein) pursuant to the Stock Purchase Agreement, dated as of April 2, 2013, by and among Penn Virginia Oil & Gas Corporation, a Virginia corporation, the Company and the Investor (the “Purchase Agreement”); and

WHEREAS, the Company has agreed to provide the registration and repurchase rights set forth in this Agreement for the benefit of the Investor pursuant to the Purchase Agreement, and the Investor has agreed to the restrictions on the sale and distribution of the Shares contained herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01                             Definitions.  Capitalized terms used herein without definition shall have the meanings given to them in the Purchase Agreement.  The terms set forth below are used herein as so defined:

“Agreement” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Automatic Shelf Registration Statement” has the meaning specified therefor in Section 4.01(b) of this Agreement.

“Common Stock” means the common stock, $0.01 per share, of the Company and any other common equity securities issued by the Company, and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation or other corporate reorganization).

“Company” has the meaning specified therefor in the introductory paragraph of this Agreement and includes the Company’s successors by merger, acquisition, reorganization or otherwise.

“Designated Sales Price” has the meaning specified therefor in Section 2.01(a) of this Agreement.

“Effectiveness Period” has the meaning specified therefor in Section 4.01(a) of this Agreement.

“Election” has the meaning specified therefor in Section 2.01(a) of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect from time to time.

“Holder” means the record holder of any Registrable Securities.

“Included Registrable Securities” has the meaning specified therefor in Section 4.02(a) of this Agreement.

“Indicative Price” has the meaning specified therefor in Section 2.01(a) of this Agreement.

“Investor” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Liquidated Damages” has the meaning specified therefor in Section 4.01(c) of this Agreement.

“Liquidated Damages Multiplier” means the product of the VWAP Price times the number of shares of Common Stock.

“Losses” has the meaning specified therefor in Section 4.08(a) of this Agreement.

“Managing Underwriter” means, with respect to any Underwritten Offering, the book-running lead manager of such Underwritten Offering.

“NYSE” means the New York Stock Exchange.

“Opt-Out Notice” has the meaning specified therefor in Section 4.02(a) of this Agreement.

“Parity Securities” has the meaning specified therefor in Section 4.02(b) of this Agreement.

“PIPE” means any private placement of Common Stock that is made to selected accredited investors and in which (i) such accredited investors enter into a purchase agreement that commits them to purchase such Common Stock and (ii) the Company commits to file a registration statement under the Securities Act covering the resale from time to time of such Common Stock.

“Primary Offering” has the meaning specified therefor in Section 2.01(a) of this Agreement.

“Purchase Agreement” has the meaning specified therefor in the recitals of this Agreement.

“Registrable Securities” means (i) the Shares and (iii) any securities issued or issuable with respect to the Shares by way of a dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization (it being understood that for purposes of this Agreement, a Person shall be deemed to be a Holder whenever such Person has the right to then acquire or obtain from the Company any Registrable Securities, whether or not such acquisition has actually been effected). Any Registrable Security will cease to be a Registrable Security (a) when a registration statement covering such Registrable Security becomes or has been declared effective by the SEC and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) when such Registrable Security has been disposed of pursuant to any section of Rule 144; (c) when such Registrable Security is held by the Company or one of its subsidiaries or Affiliates (other than the Investor); (d) when such Registrable Security has been sold or disposed of in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities pursuant to Section 4.10 hereof; or (e) on the date on which such Registrable Security is not held by an “affiliate” (as such term is defined in Rule 144(a)(1)) of the Company and such Registrable Security may be sold pursuant to any section of Rule 144 without restriction and without the need for current public information (as described in Rule 144(c)).

“Registration Statement” has the meaning specified therefor in Section 4.01(a) of this Agreement.

“Rule 144” means Rule 144 promulgated under the Securities Act or any successor rule thereto or any complementary rule thereto.

“Sale Price” has the meaning specified therefor in Section 2.01(a) of this Agreement.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder of Registrable Securities.

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement.

“Selling Holder Indemnified Persons” has the meaning specified therefor in Section 4.08(a) of this Agreement.

“Shares” means the shares of Common Stock issued to Investor at the Closing pursuant to the terms and conditions of the Purchase Agreement.

“Trigger Date” has the meaning specified therefor in Section 4.01(c) of this Agreement.

“Underwritten Offering” means (i) an offering (including an offering pursuant to a Registration Statement) in which Common Stock is sold to an underwriter on a firm commitment basis for reoffering to the public, (ii) an offering that is a “bought deal” with one or more investment banks, or (iii) a “best efforts” offering pursuant to the Registration Statement or the Automatic Shelf Registration Statement provided such “best efforts” offering is not marketed for more than thirty (30) days before the closing thereof.

“VWAP Price” as of a particular date means the volume-weighted average trading price of a share of Common Stock on the primary national securities exchange on which the shares of Common Stock are listed or admitted to trading, calculated over the consecutive 30-trading day period, ending on the close of trading on the trading day immediately prior to such date.

ARTICLE II
OBLIGATION TO PURCHASE REGISTRABLE SECURITIES

Section 2.01                             Obligation to Purchase Registrable Securities.

(a)                                 Until the earlier of (i) the first anniversary of the effective date of the Registration Statement (as defined in Section 4.01) and (ii) the date upon which the Registrable Securities beneficially owned by the Investor constitute  less than five percent (5.0%) of the then outstanding Common Stock (such date, the “Buyback Termination Date”), the Company shall provide five (5) Business Days’ written notice to the Investor of any proposed public or private primary offering of the Common Stock (a “Primary Offering”), which notice shall include the good faith estimate of the managing underwriter for such Primary Offering of the estimated minimum price per share of Common Stock (before underwriting discounts and commissions) to be received by the Company in the Primary Offering (the “Indicative Price”).  Within three (3) Business Days of receiving such notice, the Investor shall provide the Company with an irrevocable election (the “Election”) to require the Company to use a portion of the Net Proceeds of such offering to purchase a specified number of the Registrable Securities held by the Investor at or above a minimum price per share (before underwriting discounts and commissions) designated by the Investor in such Election (the “Designated Sales Price”). If the Company receives a price per share of Common Stock in the Primary Offering that is at or above the Designated Sales Price (the “Sale Price”), the Company shall (1) prior to the effectiveness of the Registration Statement, use up to fifty percent (50%) of the Net Proceeds of such offering to purchase the number of Registrable Securities designated by the Investor in the Election at the Sale Price and (2) after the effectiveness of the Registration Statement but prior to the Buyback Termination Date, use up to twenty-five percent (25%) of the Net Proceeds of such offering to purchase the number of Registrable Securities designated by the Investor in the Election at the Sale Price. The Company shall have no obligation pursuant to this Section 2.01(a) to use any portion of the Net Proceeds of such offering to repurchase Registrable Securities held by the Investor if (1) the Election is not provided, or is not provided on a timely basis or (2) the Sale Price is less than the Designated Sale Price.

(b)                                 The Investor agrees to maintain all information relating to any notice of a Primary Offering pursuant to Section 2.01(a) above confidential and shall not share any such information with any of its employees (other than any of its executive officers or directors, with respect to which the Investor agrees to cause such executive officers and directors to keep all information relating to the Primary Offering confidential), agents, advisors, consultants, and representatives; provided, however, that Investor may consult with (1) its outside legal advisors with respect to the Investor’s rights and obligations under this Agreement and (2) any underwriter or purchaser participating in the Primary Offering with whom the Company has previously consulted regarding the Primary Offering.

ARTICLE III
RESTRICTIONS ON SALES OF REGISTRABLE SECURITIES

Section 3.01                             Lock-Up Agreements. Each Holder owning $10.0 million or more of Registrable Securities agrees to enter into a customary letter agreement with underwriters providing such Holder will not effect any public sale or distribution of Registrable Securities for up to 90 calendar days beginning on the date of a prospectus or prospectus supplement filed with the SEC with respect to the pricing of any Underwritten Offering, provided that the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the Company or the officers, directors or any other Affiliate of the Company on whom a restriction is imposed and the restrictions set forth in this Section 3.01 shall not apply to any Registrable Securities that are included in such Underwritten Offering by such Holder; provided, further, that a Holder shall not be restricted under this Section 3.01 for more than 90 calendar days in any twelve (12) month period in connection with Underwritten Offerings in which such Holder is not participating.

ARTICLE IV
REGISTRATION RIGHTS

Section 4.01                             Registration.

(a)                                 Traditional Registration Statement.  Promptly following the Closing Date (but in any event within twenty (20) days of the Closing Date, in the case of a registration statement on Form S-3, or within sixty (60) days, in the case of a registration statement on Form S-1), the Company shall prepare and file a registration statement (the “Registration Statement”) under the Securities Act with respect to all of the Registrable Securities.  The Registration Statement filed pursuant to this Section 4.01(a) shall be on such appropriate registration form of the SEC as shall be selected by the Company and which provides for the resale methods requested by the Holders as contemplated hereby; provided, however, that in any case such Registration Statement shall be on Form S-3 unless the Company is ineligible to use Form S-3.  The Company shall use its commercially reasonable efforts to cause the Registration Statement to become effective as promptly as practicable, but in any event no later than ninety (90) days following the Closing Date, in the case of a registration statement on Form S-3, or no later than one hundred twenty (120) days following the Closing Date, in the case of a registration statement on Form S-1; provided, however, that if subsequent to the filing of the Registration Statement the staff of the SEC notifies the Company that the Registration Statement has not been selected for review by the staff of the SEC, the Company shall use its commercially reasonable efforts to cause the Registration Statement to become effective within five (5) Business Days of the receipt of such notice.  Any Registration Statement shall provide for the resale pursuant to any method or combination of methods legally available to, and requested by, the Holders of any and all Registrable Securities covered by such Registration Statement.  The Company shall use its commercially reasonable efforts to cause the Registration Statement filed pursuant to this Section 4.01(a) to be effective, supplemented and amended to the extent necessary to ensure that it is available for the resale of all Registrable Securities by the Holders until the earlier of (a) the third anniversary of the effective date of the Registration Statement and (b) the date all Registrable Securities covered by such Registration Statement have ceased to be Registrable Securities pursuant to the operation of paragraphs (a) through (d) of the definition of “Registrable Securities” set forth in Section 1.01  (the “Effectiveness Period”).  The Registration Statement when effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained in such Registration Statement, in the light of the circumstances under which a statement is made).  As soon as practicable following the date that the Registration Statement becomes effective, but in any event within two (2) Business Days of such date, the Company shall provide the Holders with written notice of the effectiveness of the Registration Statement.  The Company agrees that if the Registration Statement is a registration statement on Form S-3 and after the filing thereof it is determined that the Company is not eligible to use a registration statement on Form S-3 with respect to the Registrable Securities and the Investor is unable to sell Registrable Securities pursuant thereto, the Investor shall have the right to require the Company to file a registration statement on Form S-1 with respect to all of the Registrable Securities, and such registration statement on Form S-1 shall be the “Registration Statement” pursuant to this Section 4.01(a).

(b)                                 Automatic Shelf Registration Statement.  The Company shall prepare and file a registration statement that shall become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act (the “Automatic Shelf Registration Statement”) with the SEC as promptly as practicable after the Closing Date (but in no event more than 15 days after such date) covering the Registrable Securities, which shall contain a Prospectus in such form as to permit any Holder to sell its Registrable Securities at any time beginning on or after the filing thereof with the SEC pursuant to Rule 415 under the Securities Act or any successor or similar rule that may be adopted by the SEC.  If the Company is not eligible to use an Automatic Shelf Registration Statement to register the Registrable Securities at the Closing Date, it shall not have any obligation under this Section 4.01(b) or any liability for failure to file the Automatic Shelf Registration Statement.

(c)                                  Failure to Go Effective.  If the Registration Statement required by Section 2.01(a) is not declared effective within ninety (90) days after the Closing Date, in the case of a registration statement on Form S-3, within one hundred eighty (180) days of the Closing Date, in the case of a registration statement on Form S-1 or, in any case, within five (5) days of the date the Company is notified by the staff of the SEC that the Registration Statement will not be subject to review by the staff of the SEC (the “Trigger Date”), then each Holder shall be entitled to a payment (with respect to the Registrable Securities of each such Holder), as liquidated damages and not as a penalty, of 0.25% of the Liquidated Damages Multiplier per 30-day period, that shall accrue daily, for the first 60 days following the Trigger Date, increasing by an additional 0.25% of the Liquidated Damages Multiplier per 30-day period, that shall accrue daily, for each subsequent 60 days, up to a maximum of 1.00% of the Liquidated Damages Multiplier per 30-day period (the “Liquidated Damages”); provided, however, the aggregate amount of Liquidated Damages payable by the Company under this Agreement to each Holder shall not exceed 5.00% of the Liquidated Damages Multiplier with respect to such Holder. The Liquidated Damages payable pursuant to the immediately preceding sentence shall be payable within ten (10) Business Days after the end of each such 30-day period.  Any Liquidated Damages shall be paid to each Holder in immediately available funds.  The payment of Liquidated Damages to a Holder shall cease once the Registration Statement is declared effective by the SEC, and any payment of Liquidated Damages shall be prorated for any period of less than 30 days in which the payment of Liquidated Damages ceases. If the Company is unable to cause a Registration Statement to go effective within 180 days after the applicable Closing Date as a result of an acquisition, merger, reorganization, disposition or other similar transaction, then the Company may request a waiver of the Liquidated Damages, and each Holder may individually grant or withhold its consent to such request in its discretion.

Section 4.02                             Piggyback Rights.

(a)                                 Participation.  If, the Company proposes to file (i) a shelf registration statement other than the registration statements contemplated by Sections 4.01(a) and 4.01(b), (ii) a prospectus supplement to an effective shelf registration statement, other than the registration statements contemplated by Sections 4.01(a) and 4.01(b) of this Agreement and Holders may be included without the filing of a post-effective amendment thereto, or (iii) a registration statement, other than a shelf registration statement, in each case, for the sale of Common Stock in an Underwritten Offering for its own account or for the account of another stockholder of the Company, then as soon as practicable following the engagement of counsel by the Company to prepare the documents to be used in connection with an Underwritten Offering, the Company shall give notice (including, but not limited to, notification by electronic mail) of such proposed Underwritten Offering to each Holder (together with its Affiliates) holding at least $5.0 million of the then-outstanding Registrable Securities (based on the VWAP Price) and such notice shall offer such Holders the opportunity to include in such Underwritten Offering such number of Registrable Securities (the “Included Registrable Securities”) as each such Holder may request in writing; provided, however, that if the Company has been advised by the Managing Underwriter that the inclusion of such Registrable Securities for sale for the benefit of the Holders will have an adverse effect on the price, timing or distribution of the Common Stock in the Underwritten Offering, then (A) if no Registrable Securities can be included in the Underwritten Offering in the opinion of the Managing Underwriter, the Company shall not be required to offer such opportunity to the Holders or (B) if any Registrable Securities can be included in the Underwritten Offering in the opinion of the Managing Underwriter, then the amount of Registrable Securities to be offered for the accounts of Holders shall be determined based on the provisions of Section 4.02(b).  Any notice required to be provided in this Section 4.02(a) to Holders shall be provided on a Business Day pursuant to Section 5.01 hereof and receipt of such notice shall be confirmed by the Holder.  Each such Holder shall then have five (5) Business Days (or one (1) Business Day in connection with any overnight or bought Underwritten Offering) after notice has been delivered to request in writing the inclusion of Registrable Securities in the Underwritten Offering.  If no written request for inclusion from a Holder is received within the specified time, each such Holder shall have no further right to participate in such Underwritten Offering.  If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, the Company shall determine for any reason not to undertake or to delay such Underwritten Offering, the Company may, at its election, give written notice of such determination to the Selling Holders and, (x) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (y) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering.  Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Registrable Securities in such Underwritten Offering by giving written notice to the Company of such withdrawal at or prior to the time of pricing of such Underwritten Offering.  Any Holder may deliver written notice (an “Opt-Out Notice”) to the Company requesting that such Holder not receive notice from the Company of any proposed Underwritten Offering; provided, however, that such Holder may later revoke any such Opt-Out Notice in writing.  Following receipt of an Opt-Out Notice from a Holder (unless subsequently revoked), the Company shall not be required to deliver any notice to such Holder pursuant to this Section 4.02(a) and such Holder shall no longer be entitled to participate in Underwritten Offerings by the Company pursuant to this Section 4.02(a).

(b)                                 Priority.  If the Managing Underwriter or Underwriters of any proposed Underwritten Offering advises the Company that the total amount of Registrable Securities that the Selling Holders and any other Persons intend to include in such offering exceeds the number that can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the Common Stock offered or the market for the Common Stock, then the Common Stock to be included in such Underwritten Offering shall include the number of Registrable Securities that such Managing Underwriter or Underwriters advises the Company can be sold without having such adverse effect, with such number to be allocated (i) first, to the Company and (ii) second, pro rata among the Selling Holders who have requested participation in such Underwritten Offering and any other holder of securities of the Company having rights of registration that are neither expressly senior nor subordinated to the Registrable Securities (the “Parity Securities”).  The pro rata allocations for each Selling Holder who has requested participation in such Underwritten Offering shall be the product of (a) the aggregate number of Registrable Securities proposed to be sold in such Underwritten Offering multiplied by (b) the fraction derived by dividing (x) the number of Registrable Securities then owned by such Selling Holder by (y) the aggregate number of Registrable Securities then owned by all Selling Holders plus the aggregate number of Parity Securities then owned by all holders of Parity Securities that are participating in the Underwritten Offering.

Section 4.03                             Delay Rights.  Notwithstanding anything to the contrary contained herein, the Company may, upon written notice to any Selling Holder whose Registrable Securities are included in the Registration Statement, Automatic Shelf Registration Statement or other registration statement contemplated by this Agreement, suspend such Selling Holder’s use of any prospectus which is a part of the Registration Statement, Automatic Shelf Registration Statement or other registration statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to the Registration Statement, Automatic Shelf Registration Statement or other registration statement contemplated by this Agreement but may settle any previously made sales of Registrable Securities) if (i) the Company is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and the Company determines in good faith that the Company’s ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in the Registration Statement, Automatic Shelf Registration Statement or other registration statement or (ii) the Company has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of the Company, would materially adversely affect the Company; provided, however, in no event shall the Selling Holders be suspended from selling Registrable Securities pursuant to the Registration Statement, Automatic Shelf Registration Statement or other registration statement for a period that exceeds an aggregate of 60 days in any 180-day period or 90 days in any 365-day period, in each case, exclusive of days covered by any lock-up agreement executed by a Selling Holder in connection with any Underwritten Offering.  Upon disclosure of such information or the termination of the condition described above, the Company shall provide prompt notice to the Selling Holders whose Registrable Securities are included in the Registration Statement or Automatic Shelf Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other reasonable actions to permit registered sales of Registrable Securities as contemplated in this Agreement.

If (i) the Selling Holders shall be prohibited from selling their Registrable Securities under the Registration Statement or other registration statement contemplated by this Agreement as a result of a suspension pursuant to the immediately preceding paragraph in excess of the periods permitted therein or (ii) the Registration Statement or other registration statement contemplated by this Agreement is filed and declared effective but, during the Effectiveness Period, shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within 90 days by a post-effective amendment thereto, a supplement to the prospectus or a report filed with the SEC pursuant to Section 13(a), 13(c), 14 or l5(d) of the Exchange Act, then, until the suspension is lifted or a post-effective amendment, supplement or report is filed with the SEC, but not including any day on which a suspension is lifted or such amendment, supplement or report is filed and declared effective, if applicable, the Company shall pay the Selling Holders an amount equal to the Liquidated Damages, following the earlier of (x) the date on which the suspension period exceeded the permitted period and (y) the ninetieth (90th) day after the Registration Statement or other registration statement contemplated by this Agreement ceased to be effective or failed to be useable for its intended purposes, as liquidated damages and not as a penalty (for purposes of calculating Liquidated Damages, the date in (x) or (y) above shall be deemed the “180th day,” as used in the definition of Liquidated Damages).  For purposes of this paragraph, a suspension shall be deemed lifted on the date that notice that the suspension has been terminated is delivered to the Selling Holders.  Any payment of Liquidated Damages shall be prorated for any period of less than 30 days in which the payment of Liquidated Damages ceases.

Section 4.04                             Underwritten Offerings.

(a)                                 General Procedures.  In the event that one or more Holders elects to dispose of at least $10.0 million of Registrable Securities (based on the VWAP Price) under the Registration Statement or Automatic Shelf Registration Statement pursuant to an Underwritten Offering, the Company shall, upon request by such Holders, retain such underwriters as are requested by such Holders and reasonably acceptable to the Company in order to permit such Holders to effect such sale though an Underwritten Offering. In connection with an Underwritten Offering contemplated by this Agreement in which a Selling Holder participates, each Selling Holder and the Company shall be obligated to enter into an underwriting agreement that contains such representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of securities. No Selling Holder may participate in such Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. Each Selling Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters also be made to and for such Selling Holder’s benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations. No Selling Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Selling Holder, its authority to enter into such underwriting agreement and to sell, and its ownership of, the securities being registered on its behalf, its intended method of distribution and any other representation required by Law. If any Selling Holder disapproves of the terms of an underwriting, such Selling Holder may elect to withdraw therefrom by notice to the Company and the Managing Underwriter; provided, however, that such withdrawal must be made up to and including the time of pricing of such Underwritten Offering. The Company shall not be required to participate in more than two (2) Underwritten Offerings pursuant to this Section 4.04, or more than one Underwritten Offering in any six-month period; provided, however, that any Underwritten Offering will not count against such number of Underwritten Offerings if such offering is withdrawn (other than at the request of a Selling Holder). The Company’s obligations pursuant to this Section 4.04 shall terminate three (3) years after the Closing Date.

(b)                                 Subject to the following sentence, the Company may include in any Underwritten Offering pursuant to Section 4.04(a) any securities for its own account or for the account of holders of Common Stock (other than any Holder).  Notwithstanding anything to the contrary contained herein, if the Managing Underwriter of an Underwritten Offering advises the Company in writing that, in its reasonable opinion the number of securities (including any Registrable Securities) that the Company, any Selling Holder and any other persons intend to include in any Registration Statement is such that the success of any such offering would be materially and adversely affected, including with respect to the price at which the securities can be sold, then the number of shares of Common Stock or other securities to be included in the Registration Statement for the account of the Company, any Selling Holder and any other persons will be reduced to the extent necessary to reduce the total number of securities to be included in any such Registration Statement to the number recommended by such lead Underwriter; provided, however, that such reduction shall be made: (i) first, to remove or reduce pro rata among any other holders of Common Stock or other securities requested to be registered or disposed of, as applicable, so that the total number of securities to be included in any such offering for the account of all such persons will not exceed the number recommended by such Managing Underwriter, (ii) second, to remove or reduce any Common Stock or other securities proposed to be offered by the Company for its own account and (iii) third, to remove or reduce Registrable Securities requested to be included in the Registration Statement for the account of a Selling Holder pursuant to Section 4.01(a).

Section 4.05                             Sale Procedures.  In connection with its obligations under this Article IV, the Company will, as expeditiously as possible:

(a)                                 prepare and file with the SEC such amendments and supplements to the Registration Statement and Automatic Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement and Automatic Shelf Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement;

(b)                                 if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering from the Registration Statement or Automatic Shelf Registration Statement and the Managing Underwriter at any time shall notify the Company in writing that, in the sole judgment of such Managing Underwriter, inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of the Underwritten Offering of such Registrable Securities, the Company shall use its commercially reasonable efforts to include such information in such prospectus supplement;

(c)                                  furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing the Registration Statement, Automatic Shelf Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the SEC), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing the Registration Statement, Automatic Shelf Registration Statement or such other registration statement or supplement or amendment thereto, and (ii) such number of copies of the Registration Statement, Automatic Shelf Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Selling Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement, Automatic Shelf Registration Statement or other registration statement;

(d)                                 if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by the Registration Statement, Automatic Shelf Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request; provided, however, that the Company will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

(e)                                  promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the filing of the Registration Statement, Automatic Shelf Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Registration Statement, Automatic Shelf Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (ii) the receipt of any written comments from the SEC with respect to any filing referred to in clause (i) and any written request by the SEC for amendments or supplements to the Registration Statement, Automatic Shelf Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;

(f)                                   immediately notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in the Registration Statement, Automatic Shelf Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained therein, in the light of the circumstances under which a statement is made); (ii) the issuance or express threat of issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement, Automatic Shelf Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction.  Following the provision of such notice, the Company agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other commercially reasonable action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(g)                                  upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the SEC or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

(h)                                 in the case of an Underwritten Offering, furnish upon request, (i) an opinion of counsel for the Company dated the date of the closing under the underwriting agreement and (ii) a “cold comfort” letter, dated the pricing date of such Underwritten Offering and a letter of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants who have certified the Company’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “cold comfort” letter shall be in customary form and covering substantially the same matters with respect to such registration statement

(and the prospectus and any prospectus supplement included therein) as have been customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in Underwritten Offerings of securities by the Company and such other matters as such underwriters and Selling Holders may reasonably request;

(i)                                     otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(j)                                    make available to the appropriate representatives of the Managing Underwriter and Selling Holders access to such information and Company personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided, that the Company need not disclose any non-public information to any such representative unless and until such representative has entered into a confidentiality agreement with the Company;

(k)                                 cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Company are then listed;

(l)                                     use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holders to consummate the disposition of such Registrable Securities;

(m)                             provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(n)                                 enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities; and

(o)                                 if requested by a Selling Holder, (i) incorporate in a prospectus supplement or post-effective amendment such information as such Selling Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering and (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment.

Each Selling Holder, upon receipt of notice from the Company of the happening of any event of the kind described in subsection (f) of this Section 4.05, shall forthwith discontinue offers and sales of the Registrable Securities by means of a prospectus or prospectus supplement until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (f) of this Section 4.05 or until it is advised in writing by the Company that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by the Company, such Selling Holder will, or will request the Managing Underwriter or Underwriters, if any, to deliver to the Company (at the Company’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

Section 4.06                             Cooperation by Holders.  The Company shall have no obligation to include Registrable Securities of a Holder in the Registration Statement, Automatic Shelf Registration Statement or in an Underwritten Offering pursuant to Section 4.02(a) who has failed to timely furnish such information that the Company determines, after consultation with its counsel, is reasonably required in order for the registration statement or prospectus supplement, as applicable, to comply with the Securities Act.

Section 4.07                             Expenses.

All Selling Expenses relating to Registrable Securities shall be borne and paid by the Selling Holder of such Registrable Securities.  All other fees and expenses incurred by the Company in complying with its obligations pursuant to this Agreement and in connection with the disposition of Registrable Securities, including all fees and expenses incurred by the Company in complying with securities or “blue sky” laws, printing expenses, messenger and delivery expenses, any registration or filing fees payable under any federal or state securities or “blue sky” laws, the fees and expenses incurred in connection with any listing or quoting of the securities to be registered on any national securities exchange or automated quotation system, fees of the Financial Industry Regulatory Authority, reasonable fees and disbursements of counsel for the Company, its independent registered certified public accounting firm and any other public accountants who are required to deliver comfort letters (including the expenses required by or incident to such performance), transfer taxes, fees of transfer agents and registrars, costs of insurance, the fees and out of pocket expenses of other persons retained by the Company will be borne by the Company.

Section 4.08                             Indemnification.

(a)                                 By the Company.  In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Selling Holder thereunder, its directors, officers, employees and agents and each Person, if any, who controls such Selling Holder within the meaning of the Securities Act and the Exchange Act, and its directors, officers, employees or agents (collectively, the “Selling Holder Indemnified Persons”), against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus, in light of the circumstances under which such statement is made) contained in the Registration Statement, Automatic Shelf Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement, free writing prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that the Company will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder Indemnified Person in writing specifically for use in the Registration Statement, Automatic Shelf Registration Statement or such other registration statement, or prospectus supplement, as applicable.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder Indemnified Person, and shall survive the transfer of such securities by such Selling Holder.

(b)                                 By Each Selling Holder.  Each Selling Holder agrees severally and not jointly to indemnify and hold harmless the Company, its directors, officers, employees and agents and each Person, if any, who controls the Company within the meaning of the Securities Act or of the Exchange Act, and its directors, officers, employees and agents, to the same extent as the foregoing indemnity from the Company to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in the Registration Statement, Automatic Shelf Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement, free writing prospectus or final prospectus contained therein, or any amendment or supplement thereof; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

(c)                                  Notice.  Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party other than under this Section 4.08.  In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof.  The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 4.08 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense or employ counsel reasonably acceptable to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred.  Notwithstanding any other provision of this Agreement, no indemnifying party shall settle any action brought against any indemnified party with respect to which such indemnified party is entitled to indemnification hereunder without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, includes a complete and unconditional release from all liability of, and does not contain an admission of fault with respect to, the indemnified party.

(d)                                 Contribution.  If the indemnification provided for in this Section 4.08 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification.  The relative fault of the indemnifying party on the one hand and the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein.  The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss that is the subject of this paragraph.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e)                                  Other Indemnification.  The provisions of this Section 4.08 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to law, equity, contract or otherwise.

(f)                                   Survival of Indemnification Obligations.  The indemnification provided for under this Section 4.08 shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of the Registrable Securities pursuant to Section 4.10 and Section 5.03 of this Agreement.

Section 4.09                             Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

(a)                                 make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144, at all times from and after the date hereof;

(b)                                 file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at all times from and after the date hereof; and

(c)                                  so long as a Holder owns any Registrable Securities, furnish, unless otherwise available via EDGAR, to such Holder forthwith upon request a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such securities without registration.

Section 4.10                             Transfer or Assignment of Rights.  The rights of the Investor under this Agreement (including the right to indemnification set forth in Section 4.08(a) of this Agreement) may be transferred or assigned by the Investor to one or more transferees or assignees of Registrable Securities; provided, however, that (a) unless the transferee or assignee is an Affiliate of, and after such transfer or assignment continues to be an Affiliate of, such Investor, the amount of Registrable Securities transferred or assigned to such transferee or assignee shall represent at least $10.0 million of Registrable Securities (based on the VWAP Price), (b) the Company is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and (c) each such transferee or assignee assumes in writing responsibility for its portion of the obligations of such Investor under this Agreement. Notwithstanding anything to the contrary contained herein, the rights of the Investor relating to the Company’s obligation to repurchase Registrable Securities set forth in Section

2.01(a) of this Agreement may not be transferred or assigned by the Investor except to a wholly owned subsidiary (so long as such transferee or assignee continues to be a wholly owned subsidiary) of the Investor.

Section 4.11                             Other Registration Rights.  The Company has not previously granted any registration rights that are not subordinate to the Investor’s rights hereunder.  From and after the date hereof until the third anniversary of the date hereof, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities, enter into any agreement with any current or future holder of any securities of the Company that would allow such current or future holder to require the Company to include securities in any registration statement filed by the Company on a basis other than pari passu with, or expressly subordinate to the rights of, the Holders of Registrable Securities hereunder; provided, however that, unless the Holders of a majority of the Registrable Securities consent thereto in writing, any registration rights granted by the Company before the first anniversary of the date hereof that are not granted in connection with a PIPE shall be expressly subordinate to the rights of the Holders of Registrable Securities hereunder until the first anniversary of the date hereof, and may thereafter be pari passu with, but may not have priority over, the rights of the Holders of Registrable Securities hereunder.

Section 4.12                             Termination.  Except to the extent provided in this Article IV, the rights of the Company and the Investor pursuant to this Article IV shall terminate on the third anniversary of the date hereof; provided, however, that the provisions of Section 4.08 shall survive any such termination.

ARTICLE V
MISCELLANEOUS

Section 5.01                             Communications.  All notices and other communications provided for or permitted hereunder shall be made in writing by facsimile, electronic mail, courier service or personal delivery:

(a)                                 if to the Investor:

Magnum Hunter Resources Corporation

777 Post Oak Boulevard, Suite 650

Houston, Texas  77056

Attention:  General Counsel

Facsimile:  (832) 369-6992

with copy to:

Fulbright & Jaworski L.L.P.

2200 Ross Avenue, Suite 2800

Dallas, Texas  75201

Attention:  David E. Morrison

Facsimile:  (214) 855-8301

if to a transferee of the Investor, to such Holder at the address provided pursuant to Section 4.10 above; and

(b)                                 if to the Company:

Penn Virginia Corporation

Four Radnor Corporate Center, Suite 200

100 Matsonford Road

Radnor, Pennsylvania  19087

Attention:  Nancy M. Snyder

Facsimile:  (610) 668-3688

with a copy to:

Vinson & Elkins L.L.P.

666 Fifth Avenue

New York, New York  10103

Attention:  Michael J. Swidler

Facsimile:  (917) 849-5367

and

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, Texas  77002

Attention:  Gillian A. Hobson

Facsimile:  (713) 615-5794

All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; when receipt acknowledged, if sent via facsimile or sent via Internet electronic mail; and when actually received, if sent by courier service or any other means.

Section 5.02                             Successor and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.

Section 5.03                             Assignment of Rights.  All or any portion of the rights and obligations of the Investor under this Agreement may be transferred or assigned by such Investor only in accordance with Section 4.10 hereof.

Section 5.04                             Recapitalization, Exchanges, Etc. Affecting the Common Stock.  The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, stock splits, recapitalizations, pro rata distributions and the like occurring after the date of this Agreement.

Section 5.05                             Aggregation of Registrable Securities.  All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights and applicability of any obligations under this Agreement.

Section 5.06                             Specific Performance.  Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief.  The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity that such Person may have.

Section 5.07                             Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 5.08                             Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 5.09                             Governing Law.  THIS AGREEMENT WILL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

Section 5.10                             Severability of Provisions.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

Section 5.11                             Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by the Company set forth herein.  This Agreement supersedes all prior and contemporaneous agreements and understandings between the parties with respect to such subject matter.

Section 5.12                             Amendment.  This Agreement may be amended only by means of a written amendment signed by the Company and the Holders of a majority of the then outstanding Registrable Securities; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the consent of such Holder.

Section 5.13                             No Presumption.  If any claim is made by a party relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

Section 5.14                             No Conflicts; Consents. The execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any oral or written agreement to which the Company is a party or by which the Company is bound or to which any of its properties and assets are subject.

Section 5.15                             Obligations Limited to Parties to Agreement.  Each of the Parties hereto covenants, agrees and acknowledges that no Person other than the Investor (and their permitted transferees and assignees) and the Company shall have any obligation hereunder and that, notwithstanding that the Investor may be a corporation, partnership or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of the Investor or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of the Investor or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of the foregoing, as such, for any obligations of the Investor under this Agreement or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation, except in each case for any transferee or assignee of an Investor hereunder.

Section 5.16                             Waiver of Jury Trial.  Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby. Each party to this Agreement certifies and acknowledges that (a) no representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a legal action, (b) such party has considered the implications of this waiver, (c) such party makes this waiver voluntarily, and (d) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 5.15.

Section 5.17                             Interpretation.  “Article” and “Section” references to this Agreement, unless otherwise specified.  All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any determination, consent or approval is to be made or given by the Investor under this Agreement, such action shall be in such Investor’s sole discretion unless otherwise specified.

[Signature pages to follow]

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

PENN VIRGINIA CORPORATION

By:	/s/ Nancy M. Snyder
Name: Nancy M. Snyder
Title: Executive Vice President

MAGNUM HUNTER RESOURCES CORPORATION

By:	/s/ Gary C. Evans
Name: Gary C. Evans
Title: Chairman and Chief Executive Officer

[Registration Rights, Lock-up and Buy-back Agreement]